Exhibit 20.1

UPFC Auto Receivables Trust 2004-A

Class A-1    1.93903%  Automobile Receivables Backed Notes

Class A-2    2.56%        Automobile Receivables Backed Notes

Class A-3    3.27%        Automobile Receivables Backed Notes

Servicer Certificate

October 15, 2004 Distribution Date

The Preliminary Servicer’s Certificate and Servicer’s Certificate have been prepared pursuant to Section 4.9 of the Sale and Servicing Agreement among UPFC Auto Receivables Trust 2004-A, as Issuer, United Auto Credit Corporation, as Servicer, ACE Securities Corp., as Seller, and Deutsche Bank Trust Company Americas, as Indenture Trustee, Trust Collateral Agent and Backup Servicer, dated as of August 31, 2004. Defined items have the meaning assigned to them in the Sale and Servicing Agreement or in other Transaction Documents.

Dates and Interest Calculations

Monthly Period Beginning	9/1/2004
Monthly Period Ending	9/30/2004
Previous Distribution Date/Close Date	9/22/2004
Distribution Date	10/15/2004
Actual Days of Interest for Period	23
30/360 Days of Interest for Period	23
Days in Collection Period	30
Months Seasoned	1

Original Pool Information

Units	Cut-off Date	Closing Date	Pool Balance
65,412	8/31/2004	9/22/2004	$467,388,705.03

I. MONTHLY PERIOD RECEIVABLES PRINCIPAL BALANCE CALCULATION

(1) Beginning of period Pool Balance		(1)	$467,388,705.03

Monthly Principal Amounts

(2) Scheduled Principal Payments Received	(2)	$12,634,774.32

(3) Partial and Full Prepayments Received	(3)	$3,141,288.40

(4) Receivables becoming Defaulted Receivables during period	(4)	$1,694,637.03

(5) Receivables becoming Repurchased Receivables during period	(5)	$—

(6) Other Receivables adjustments	(6)	$—

(7) Interest Payments Received	(7)	$7,814,694.44

Total Monthly Collections

(8) Total Monthly Principal Amounts	(8)	$17,470,699.75

(9) End of period Pool Balance		(9)	$449,918,005.28

(10) Pool Factor (Line 9 / Original Pool Balance)		(10)	96.2620621%

II. MONTHLY PERIOD NOTE BALANCE CALCULATION

	Class A-1	Class A-2	Class A-3	Total
Original Balance	$109,000,000.00	$179,000,000.00	$132,000,000.00	$420,000,000.00

Beginning of period balance	$109,000,000.00	$179,000,000.00	$132,000,000.00	$420,000,000.00

Noteholders’ First Principal Distributable Amount	$—	$—	$—	$—
Noteholders’ Second Principal Distributable Amount	$22,192,879.83	$—	$—	$22,192,879.83

End of period balance	$86,807,120.17	$179,000,000.00	$132,000,000.00	$397,807,120.17

Note Pool Factor	79.6395598%	100.0000000%	100.0000000%	94.7159810%

III. CALCULATION OF NOTEHOLDERS’ FIRST PRINCIPAL DISTRIBUTABLE AMOUNT

(11) Outstanding principal balance of the notes	(11)	$420,000,000.00

(12) Pool Balance	(12)	$449,918,005.28

(13) Maximum of (0) or (Line 11 - Line 12)	(13)	$—

(14) Is Distribution Date a Final Scheduled Distribution Date?	(14)	No

(15) If line 14 is “Yes”, amount of that Class of Notes minus Line 13	(15)	$—

(16) Targeted Noteholders’ First Distributable Amount (Line 13 + Line 15)		(16)	$—

IV. CALCULATION OF NOTEHOLDERS’ SECOND PRINCIPAL DISTRIBUTABLE AMOUNT

(17) Current Note Balance (after subtracting Noteholders’ First Principal Distributable Amount)	(17)	$420,000,000.00

(18) Targeted Note Balance (82.5% x Line 9)	(18)	$371,182,354.36

(19) Targeted Noteholders’ Second Distributable Amount (Line 17 - Line 18)		(19)	$48,817,645.64

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V. RECONCILIATION OF COLLECTION ACCOUNT

Available Funds and Additional Funds Available

Available Funds
(20) Collections on Receivables for the calendar month	(20)	$23,590,757.16

(21) Net Liquidation Proceeds during the Period	(21)	$637,610.38

(22) Proceeds of any liquidation of the assets of the issuer (excluding Net Liquidation Proceeds)	(22)	$—

(23) Proceeds from purchase or sale of assets	(23)	$—

(24) Income on investments in spread account	(24)	$3,419.05

(25) Income on investments in the collection account	(25)	$5,466.04

(26) Excess amounts from the spread account	(26)	$—

(27) Total Available Funds		(27)	$24,237,252.63

Additional Funds Available

(28) Spread Account Claim Amount (Line 71)	(28)	$—

(29) Insurer Optional Deposit	(29)	$—

(30) Total Additional Funds Available		(30)	$—

(31) Total Available Funds and Additional Funds Available		(31)	$24,237,252.63

Distributions

(32) Servicing fees, supplemental servicing fees and servicing transition fees		(32)	$1,195,034.23

(33) Indenture Trustee, backup servicer, designated backup subservicer,owner trustee fees, custodian, trust collateral agent		(33)	$16,972.19

	Noteholders’ Interest Distributable Amount

	Class	Beginning Note Balance	Interest Carryover	Interest Rate	Days	Days Basis	Calculated Interest
(34)	Class A-1	$109,000,000.00	$—	1.93903%	23	Actual/360	$135,031.89	(34)	$135,031.89

(35)	Class A-2	$179,000,000.00	$—	2.56000%	23	30/360	$292,764.44	(35)	$292,764.44

(36)	Class A-3	$132,000,000.00	$—	3.27000%	23	30/360	$275,770.00	(36)	$275,770.00

(37)	Total Noteholders’ Interest Distribution Amount								(37)	$703,566.34

(38)	Available Funds Subtotal							(38)	$22,321,679.83

	Noteholders’ First Principal Distributable Amount

	Class	Noteholder’s First Principal Distributable Amount	Total Principal
(39)	Class A-1	$—	$—	(39)	$—

(40)	Class A-2	$—	$—	(40)	$—

(41)	Class A-3	$—	$—	(41)	$—

(42)	Total Noteholders’ First Principal Distributable Amount				(42)	$—

(43)	Available Funds Subtotal			(43)	$22,321,679.83

(44)	Insurance Premium to Ambac				(44)	$128,800.00

(45)	Available Funds Subtotal			(45)	$22,192,879.83

(46)	To the Spread Account, the amount, if necessary, required to increase the amount therin to the Spread Account Initial Deposit				(46)	$—

(47)	Available Funds Subtotal			(47)	$22,192,879.83

	Noteholders’ Second Principal Distributable Amount

	Class	Noteholder’s Second Principal Distributable Amount	Total Principal
(47)	Class A-1	$22,192,879.83	$22,192,879.83	(48)	$22,192,879.83

(48)	Class A-2	$—	$—	(49)	$—

(50)	Class A-3	$—	$—	(50)	$—

(51)	Total Noteholders’ Second Principal Distributable Amount				(51)	$22,192,879.83

(52)	Available Funds Subtotal			(52)	$—

(53)	to Ambac, additional amounts payable				(53)	$—

(54)	Available Funds Subtotal			(54)	$—

(55)	To the Spread Account, an amount, if necessary, to increase the amount therein to the Requisite Amount				(55)	$—

(56)	Available Funds Subtotal			(56)	$—

(57)	Additional funds to the indenture trustee, owner trustee, trust collateral agent, backup servicer, designated backup servicer				(57)	$—

(58)	Available Funds Subtotal			(58)	$—

(59)	Additional Amounts distributed to the Class A-3 Notes pursuant to section 10.1 of the Sale and Servicing Agreement				(59)	$—

(60)	To the Spread Account, any remaining funds				(60)	$—

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V. RECONCILIATION OF SPREAD ACCOUNT

(61) Spread Account Initial Deposit		(61)	$9,333,333.00

(62) Spread Account Requisite Amount		(62)	$9,333,333.00

(63) Beginning of Period Spread Account		(63)	$9,333,333.00

Spread Account Claim Amount Calculation

(64) Servicing Fees	(64)	$1,195,034.23

(65) Trustee & Other Fees	(65)	$16,972.19

(66) Noteholders’ Interest Distributable Amount	(66)	$703,566.34

(67) Noteholders’ First Principal Distributable Amount	(67)	$—

(68) Insurance Premium	(68)	$128,800.00

(69) Total Amount of Steps 1 through 5 in the Waterfall	(69)	$2,044,372.76

(70) Total Available Funds	(70)	$24,237,252.63

(71) Spread Account Claim Amount	(71)	$—

(72) Spread Account Subtotal	(72)		$9,333,333.00

(73) Spread Account Deposit required to increase the amount therein to the Spread Account Initial Deposit (line 61)	(73)	$—

(74) Actual Spread Account Deposit	(74)	$—

(75) Spread Account Subtotal	(75)		$9,333,333.00

(76) Spread Account Deposit an amount, if necessary, to increase the amount therein to the Requisite Amount (line 62)	(76)	$—

(77) Actual Spread Account Deposit	(77)	$—

(78) Spread Account Subtotal	(78)		$9,333,333.00

(79) Remaining Funds Deposited to Spread Account (Line 60)	(79)	$—

(80) Released to UPFC	(80)	$—

(81) End of Period Spread Account Balance		(81)	$9,333,333.00

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V. PERFORMANCE MEASURES AND TESTS

Current Credit Enhancement

(82) Overcollateralization (Dollars)	(82)	$52,110,885.11
(82) Overcollateralization (as a percentage of current Pool Balance)	(83)	11.58%

(84) Spread Account (Dollars)	(84)	$9,333,333.00
(85) Spread Account (as a percentage of Original Pool Balance)	(85)	2.00%
(86) Spread Account (as a percentage of Current Pool Balance)	(86)	2.07%

        Monthly Period and Cumulative Number of Receivables Calculations

		Cumulative	Monthly
(87) Original Number of Receivables	(87)	65,412

(88) Beginning of period number of Receivables	(88)	65,412	65,412
(89) Number of Subsequent Receivables Purchased	(89)	0	0
(90) Number of Receivables becoming Liquidated Receivables during period	(90)	286	286
(91) Number of Receivables becoming Purchased Receivables during period	(91)	0	0
(92) Number of Receivables paid off during period	(92)	606	606

(93) End of period number of Receivables	(93)	64,520	64,520

Statistical Data (Current and Historical)
		Original	Prev. Month	Current
(94) Weighted Average APR of the Receivables	(94)	22.75%	0.00%	22.76%
(95) Weighted Average Remaining Term of the Receivables	(95)	40.91	0.00	40.13
(96) Weighted Average Original Term of Receivables	(96)	51.91	0.00	51.97
(97) Average Receivable Balance	(97)	$7,145	$0	$6,973
(98) Aggregate Realized Losses	(98)	N/A	$0	$1,057,027

Delinquency Summary

Receivables with Scheduled Payment delinquent
		Units	Dollars	Percentage
(99) 31-60 days	(99)	355	$2,212,968.38	0.49%
(100) 61-90 days	(100)	68	$397,746.38	0.09%
(101) 90+ days	(101)	8	$42,274.87	0.01%

(102) Total 30+ days	(102)	431	$2,652,989.63	0.59%

Repossesion Inventory		305	$2,191,257.99

        Performance Tests

Delinquency Rate History for Previous three Collection Periods

(103) Delinquency Ratio in Preceding Collection Period	(103)	0.10%

(104) Delinquency Ratio in Second Preceding Collection Period	(104)	0.00%

(105) Delinquency Ratio in Third Preceding Collection Period	(105)	0.00%

(106) Arithmetic average of last three preceeding Delinquency Ratios		(106)	0.10%

(107) Delinquency Rate Trigger Level for the Preceding Collection Period		(107)	3.00%

(108) Preceding Collection Period Delinquency Rate Compliance		(108)	PASS

Cumulative Net Loss Ratio

(109) Cumulative Net Losses incurred prior to the Preceding Collection Period	(109)	$—

(110) Net Loss incurred in Preceding Collection Period (Defaults - Net Liquidation Proceeds)	(110)	1,057,026.65

(111) Life to Date Cumulative Net Losses	(111)	1,057,026.65

(112) Original Pool Balance	(112)	$467,388,705.03

(113) Cumulative Net Loss Ratio (Line111 / Line 112)		(113)	0.23%

(114) Cumulative Net Loss Rate Trigger Level for the Preceding Collection Period		(114)	0.50%

(115) Preceding Collection Period Cumulative Net Loss Rate Compliance		(115)	PASS

Average Monthly Extension Rate

(116) Principal Balance of Receivables extended during preceding Collection Period	(116)	1.69%

(117) Principal Balance of Receivables extended during the Second Preceding Collection Period	(117)	0.00%

(118) Principal Balance of Receivables extended during the Third Preceding Collection Period	(118)	0.00%

(119) Average Monthly Extension Rate (Line 116 + Line 117 + Line 118) / 3		(119)	1.69%

(120) Average Monthly Extension Rate Compliance (Extension Rate Maximum = 2.5% (3.0% in December, January and February))		(120)	PASS

By:	/s/ Garland Koch
Name:	Garland Koch
Title:	Sr.Exc/CFO
Date:	10/12/04

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